EXHIBIT 10.31

                          REYNOLDS METALS COMPANY




                    SALARY DEFERRAL PLAN FOR EXECUTIVES


                          Effective June 1, 1994
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                                 ARTICLE I

                            PURPOSE OF THE PLAN

          The purpose of the Plan is to assist the Company in attracting and retaining key employees by providing an opportunity for deferred taxation and capital accumulation.

                                ARTICLE II

                                DEFINITIONS

          2.01 "Adjusted Deferred Salary" shall have the meaning specified in Section 3.02.

          2.02 "Beneficiary" shall mean the individual or entity designated by the Participant to receive any amounts remaining in the Plan upon the Participant's death. If no such designation is made, or if the designated individual predeceases the Participant or the entity no longer exists, then the Beneficiary shall be the Participant's estate.

          2.03 "Company" shall mean Reynolds Metals Company, a Delaware corporation.

          2.04 "Deferred Salary" shall mean that portion of a Participant's Salary which the Participant elects to defer in the manner provided for herein, until the time or times selected for payment in accordance with
Section 4.01 at the time the Participant first elects to participate in the Plan.

          2.05 "Deferral Termination Date" shall mean the December 31st of
(a) the year in which the Participant's employment with the Company and any subsidiary terminates, or (b) any of the three years following the year of termination, as elected by the Participant in accordance with Section 4.01 at the time the Participant first elects to participate in the Plan.

          2.06 "Effective Date" shall mean June 1, 1994.

          2.07 "Eligible Employee" shall mean for any year any officer or employee of the Company or a subsidiary (a) who is eligible to participate in the Savings and Investment Plan on December 1 of the preceding year and
(b) whose annual rate of Salary in effect on December 1 of the preceding year exceeds the limitation imposed as of such December 1 on the amount of annual compensation that can be taken into account in computing contributions or benefits under a qualified plan pursuant to Section 401(a)(17) of the Internal Revenue Code.

          2.08 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to a specific section of the Internal Revenue Code shall include that section and any comparable section or sections of future legislation amending, modifying, supplementing, or superseding the referenced section.

          2.09 "Participant" shall mean an Eligible Employee who submits a written request pursuant to the terms of this Plan for deferral of Salary.

          2.10 "Phantom Investment Alternative" shall mean any of the investment funds available from time to time under the Savings and Investment Plan.

          2.11 "Plan" shall mean this Reynolds Metals Company Salary Deferral Plan for Executives.

          2.12 "Plan Committee" shall mean the committee appointed by the Board of Directors of the Company to administer the Plan.

          2.13 "Salary" shall mean the base salary payable to an Eligible Employee by the Company or a subsidiary.

          2.14 "Savings and Investment Plan" shall mean the Reynolds Metals Company Savings and Investment Plan for Salaried Employees, as in effect from time to time.

                                ARTICLE III

                         ELECTIONS TO DEFER SALARY

          3.01 Each year during the term of the Plan, each Eligible Employee, whether or not then a Participant, shall have the right to elect to defer the receipt of Salary in accordance with and subject to the following terms and conditions:

               (a) Elections with respect to a year shall apply only to Salary otherwise payable during such year to the Eligible Employee in excess of the annual compensation limitation imposed for that year under Section 401(a)(17) of the Internal Revenue Code. Eligible Employees may elect to defer receipt of not less than 5% nor more than 90% of Salary in excess of this limit, in multiples of 5%.

               (b) For Salary earned in 1995 and future years, an election to defer Salary must be made between December 1 and December 31 of the year immediately preceding the year in which the Salary is earned.

               (c) For Salary earned in 1994, an election to defer must be made between June 1 and June 30, 1994, and such election will apply only to Salary earned between July 1 and December 31, 1994. Solely for purposes of this initial election period in June of 1994, the definition of "Eligible Employee" in Section 2.07 shall be applied as if the date "June 1, 1994" were substituted for "December 1 of the preceding year" and "December 1".

               (d) Elections shall be irrevocable as to the Salary to which such elections apply, except as otherwise provided herein.

          3.02  At the same time a deferral election is made under Section
3.01 with regard to Salary to be earned in a specified year, the Participant shall also elect the Phantom Investment Alternative(s) that the Participant wishes to have apply to any Salary deferred in accordance with such deferral election. At any point in time, a Participant's Adjusted Deferred Salary under this Plan shall equal the value the Participant would have had under the Savings and Investment Plan if all amounts deferred under this Plan had actually been contributed to the Savings and Investment Plan and invested in the designated investment fund(s) under the Savings and Investment Plan from the time the Deferred Salary would have been paid to the Participant but for the deferral. All elections made under this
Section 3.02 shall be in accordance with and subject to the following terms and conditions:

               (a) A Participant may elect any Phantom Investment Alternative available for current contributions under the terms of the Savings and Investment Plan at the time the deferral election is being made. To the extent necessary to administer this Plan, any election of Phantom Investment Alternative(s) under this Section 3.02 will be required to comply with administrative rules in effect from time to time under the Savings and Investment Plan; this means, for example, that Participants may be required to elect Phantom Investment Alternatives in multiples of 5% or 10%.

               (b) If an investment fund under the Savings and Investment Plan is eliminated after a Participant in this Plan has made an election under this Section 3.02, any Deferred Salary the value of which is dependent on such eliminated investment fund shall, as of the date the investment fund is eliminated, be treated for purposes of this Section 3.02 as if the Adjusted Deferred Salary became invested in whatever investment fund would automatically be chosen under the terms of the Savings and Investment Plan if a participant in that plan did not elect a new investment fund.

               (c) Except as otherwise specifically provided herein, any election of Phantom Investment Alternative(s) shall be irrevocable as to the Deferred Salary to which such election applies, and such election shall continue to apply to the Deferred Salary until it is paid out in accordance with Article IV.

                                ARTICLE IV

                     PAYMENT OF DEFERRED COMPENSATION

          4.01 The first time an Eligible Employee elects to defer Salary in accordance with Section 3.01, the Eligible Employee shall also elect at the same time a Deferral Termination Date and a payment schedule in accordance with the provisions of this Section 4.01:

               (a) The Deferral Termination Date must be the December 31st of either (i) the year in which the Participant's employment with the Company and any subsidiary terminates, or (ii) any of the three years following the year of termination, as elected by the Participant.

               (b) Payments shall be made to the Participant (i) in a single lump sum payment or (ii) in annual installments over a period of five (5) years, as elected by the Participant, following the applicable Deferral Termination Date.

               (c) A Participant's election of a Deferral Termination Date and of a schedule of payments pursuant to this Section 4.01 shall be irrevocable and shall apply to all Salary deferred under this Plan by such Participant, both in the first year and in succeeding years, except as specifically provided herein.

          4.02 A Participant's Adjusted Deferred Salary shall be paid in cash following the applicable Deferral Termination Date in accordance with the provisions of this Section 4.02.

               (a) Lump sum payments shall be paid as soon as administratively feasible in the January following the year in which the Deferral Termination Date occurs. The amount of any lump sum payment shall equal the value of the Participant's Adjusted Deferred Salary on the December 31st immediately preceding the date of payment.

               (b) Annual installments shall be paid as soon as administratively feasible in the January of each of the five calendar years following the year in which the Deferral Termination Date occurs. The amount of the first installment shall equal one-fifth of the value of the Participant's Adjusted Deferred Salary on the December 31st immediately preceding the date of payment. The amount of the second installment shall equal one-fourth of the value of the Participant's Adjusted Deferred Salary on the December 31st immediately preceding the date of payment of the second installment. In similar manner, the amounts of the third and fourth installments shall be one-third and one-half, respectively, of the value of the Participant's Adjusted Deferred Salary on the December 31st immediately preceding the date of the respective payment. The fifth installment shall equal the entire value of the Adjusted Deferred Salary remaining on the December 31st immediately preceding the date of payment.

          4.03 If a Participant dies, any remaining unpaid portion of such Participant's Adjusted Deferred Salary shall be accelerated and paid to the Participant's Beneficiary in cash in a single lump sum as soon as administratively feasible in the January following the year in which the Participant's death occurs. The amount of the payment shall equal the value of the Participant's Adjusted Deferred Salary remaining on the December 31st immediately preceding the date of payment.

          4.04 (a) Upon receipt of a written request from a Participant (or if the Participant is not competent to manage his affairs, from a Participant's legal representative), the Plan Committee may direct that all or any part of the Participant's Adjusted Deferred Salary be accelerated and paid in a lump sum if it finds, in its sole discretion, that the Participant has incurred a substantial unforeseen hardship. For purposes of this Section 4.04(a), a substantial unforeseen hardship is a severe financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the control of the Participant. In no event, however, may accelerated payments be made to the extent such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe hardship, or (iii) by cessation of deferrals under the Plan. Acceleration of payments because of a substantial unforeseen hardship may only be permitted to the extent reasonably necessary to satisfy the hardship.

          (b) The Plan Committee may direct that all unpaid Adjusted Deferred Salary be accelerated and paid to all Participants in a lump sum if it finds, in its sole discretion, that a major challenge to the control of the Company exists or if, in conjunction with the termination of the Plan, the Plan Committee finds, in its sole discretion, that other extraordinary circumstances make such acceleration of payments in the best interest of the Company.

          (c) Subsections (a) and (b) above shall apply both to Salary deferred in previous years and to Salary being deferred during the year in which the acceleration of payments is approved, except that no Deferred Salary shall be paid out prior to the date such Deferred Salary would be payable if it were current Salary.

          (d) Anything herein to the contrary notwithstanding, the Plan Committee shall not accelerate any payment of Deferred Salary with respect to which the Participant has elected an investment measured by the performance of the Company's Common Stock unless the Plan Committee determines that such accelerated payments comply with Rule 16a-1(c)(3) under Section 16 of the Securities Exchange Act of 1934.



                                 ARTICLE V

                              ADMINISTRATION

          The Plan Committee shall have full responsibility and authority to interpret and administer the Plan, including the power to promulgate rules of Plan administration, the power to settle any disputes as to rights or benefits arising from the Plan, the power to appoint agents and delegate its duties, and the power to make such decisions or take such actions as the Plan Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan. Actions and determinations by the Plan Committee shall be final, binding and conclusive for all purposes of the Plan.

                                ARTICLE VI

             AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN

          The Board of Directors of the Company may from time to time amend, suspend or terminate the Plan, in whole or in part, except that no such amendment, suspension or termination shall materially adversely affect the rights of any Participant in respect of Deferred Salary previously earned by such Participant and not yet paid.

                                ARTICLE VII

                                  FUNDING

          No promises under this Plan shall be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of such promises. Benefit payments shall be made from the Company's general assets.


                               ARTICLE VIII

                            GENERAL PROVISIONS

          8.01 All elections by a Participant hereunder shall be made in writing by the completion and delivery to the Company of forms prescribed for such purpose within the time limits established with respect to such election.

          8.02 Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of the Company, including its Board of Directors, in connection therewith shall be held or construed to confer upon any individual any legal right to remain an officer or an employee of the Company.

          8.03 No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, except by will or the laws of descent and distribution, and any attempt thereat shall be void. No such benefit shall, prior to receipt thereof, be in any manner liable for or subject to the recipient's debts, contracts, liabilities, engagements, or torts.

          8.04 This Plan shall inure to the benefit of, and be binding upon, the Company and each Participant, and upon the successors and assigns of the Company and of each Participant.

          8.05 The Company shall deduct from the amount of any payments hereunder all taxes required to be withheld by applicable laws.

          8.06 This Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.


          Executed and adopted this 31st day of May, 1994, pursuant to action taken by the Board of Directors of Reynolds Metals Company at its meeting on May 20, 1994.


                             REYNOLDS METALS COMPANY



                             By: Donald T. Cowles
                             Title:  Executive Vice President,
                             Human Resources and External Affairs